                          AMENDMENT TO CUSTODIAN CONTRACT

     Agreement made by and between State Street Bank and Trust Company (the "Custodian") and each of the Funds (each a "Fund") set forth on Exhibit A.

     WHEREAS, the Custodian and each Fund are parties to a custodian contract (the "Custodian Contract"), dated as of the dates set forth on Exhibit A, which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of each Fund; and

     WHEREAS, the Custodian and each Fund desire to amend the terms and conditions under which the Custodian maintains each Fund's securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and each Fund hereby amend the Custodian Contract by the addition of the following terms and provisions:

     1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED however, that (i) the records of the Custodian with respect to securities and other non-cash property of each Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign subcustodian be held separately from any assets of the foreign sub-custodian or of others.

     2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of this 1st day of October, 1997.

          Global Utility Fund, Inc.
          Nicholas-Applegate Fund, Inc.
          Prudential Balanced Fund
          Prudential Equity Fund, Inc.
          Prudential Global Genesis Fund, Inc.
          Prudential Global Natural Resources Fund, Inc.
          Prudential Institutional Liquidity Portfolio, Inc.
          Prudential Intermediate Global Income Fund, Inc.
          The High Yield Income Fund, Inc.
          The Asia Pacific Fund, Inc.

By:

     /s/ S. Jane Rose
     -----------------------
     S. Jane Rose
     Secretary

     The First Australia Fund, Inc.
     The First Australia Prime Income Fund, Inc.

By:

     /s/ Eugene S. Stark
     -----------------------
     Eugene S. Stark
     Assistant Treasurer

     The High Yield Plus Fund, Inc.


By:

     /s/ Thomas T. Mooney
     -----------------------
     Thomas T. Mooney
     President



STATE STREET BANK AND TRUST COMPANY

By:

     /s/  illegible
     -----------------------
     Executive Vice President

                                      EXHIBIT A

NAME OF FUND                                                DATE OF CONTRACT

Global Utility Fund, Inc.                                   December 21, 1989
Nicholas-Applegate Fund, Inc.                               April 10, 1987
Prudential Balanced Fund                                    February 16, 1990
     (formerly Prudential Allocation Fund)
Prudential Equity Fund, Inc.                                January 16, 1990
Prudential Global Genesis Fund, Inc.                        October 21, 1987
Prudential Global Natural Resources Fund, Inc.              September 18, 1987
Prudential Institutional Liquidity Portfolio, Inc.          November 20, 1987
Prudential Intermediate Global Income Fund, Inc.            May 11, 1988
The High Yield Income Fund, Inc.                            November 6, 1987
The Asia Pacific Fund, Inc.                                 April 24, 1987
The First Australia Fund, Inc.                              November 25, 1985
The First Australia Prime Income Fund, Inc.                 April 11, 1986
The High Yield Plus Fund, Inc.                              April 15, 1988